Exhibit 10.16

Employee Grantee:

Grant Date:

Number of Option Shares:

Exercise Price Per Share:  $

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT, dated as of the grant date set forth above (the “Grant Date”), is made by and between Rockwell Medical, Inc., a Michigan corporation (the “Company”), and the individual set forth above, who is an employee of the Company (the “Optionee”). Any capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Company’s 2018 Long Term Incentive Plan (the “Plan”).

WHEREAS, the Plan was approved and adopted by the Company’s Board of Directors (the “Board”) and approved by the Company’s shareholders at the Company’s 2018 annual shareholders meeting (“Annual Meeting”);

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock (the “Common Stock”) pursuant to the terms and conditions of this Agreement and the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee and the Board have determined that it would be in the best interest of the Company and its shareholders to grant this Option provided for herein to the Optionee as an incentive for increased efforts during his or her employment with the Company, have approved the grant of this Option on the Grant Date and have advised the Company thereof and instructed the undersigned officer to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

OPTION GRANT

1.1.    Grant of Options.  For good and valuable consideration, on and as of the date hereof, the Company grants to the Optionee a Nonqualified Stock Option to purchase the number of shares of Common Stock set forth above upon the terms and conditions set forth in this Agreement (this “Option”).

1.2    Exercise Price.  Subject to Section 2.1, the exercise price of the shares of Common Stock covered by this Option shall be the price per share set forth above without commission or other charge (which is the Fair Market Value per share of the Common Stock on the Grant Date).

ARTICLE II

ADJUSTMENTS

2.1.    Adjustments to Option.  In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to this Option as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the number, class, kind and exercise price of securities subject to this Option (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of another company, as the Committee may determine to be appropriate in its sole discretion).

ARTICLE III

PERIOD OF EXERCISABILITY

3.1.    Exercisability of Option.

(a)  This Option shall vest and become exercisable in accordance with the following vesting schedule: (1) one-third (thirty-three and one-third percent) of the shares of Common Stock subject to this Option shall vest on the first anniversary of the Grant Date; (2) the next one-third (thirty-three and one-third percent) of the shares of Common Stock subject to this Option shall vest on the second anniversary of the Grant Date; and (3) the final one-third (thirty-three and one-third percent) of the shares of Common Stock subject to this Option shall vest on the third anniversary of the Grant Date (each anniversary, the “Vesting Date(s)”), so long as the Optionee continues to serve as an employee through such dates. If the Optionee’s service as am employee terminates prior to the applicable Vesting Date, then the unvested portion of this Option shall terminate and shall not be exercisable.  If the Optionee’s service as an employee terminates after an applicable Vesting Date for any reason, then the vested portion of this Option shall continue to be exercisable for a period of ninety (90) days following the employee’s termination. Notwithstanding the foregoing, if the Optionee’s service as an employee terminates after the Grant Date and prior to the Vesting Date, the Committee shall have the discretion to vest all or any portion of this Option and all or any such portion so vested of this Option shall continue to be exercisable until the expiration date of this Option.

(b)  Notwithstanding (a), this Option shall become immediately vested and exercisable as to 100% of the shares of Common Stock subject to such Option if the Optionee ceases to be an employee due to Optionee’s death or Disability prior to the applicable Vesting Date.

3.2    Change in Control.  Upon a Change in Control, this Option shall be treated in accordance with the terms of Section 10.2 of the Plan.

3.3.    Expiration Date.  The Option may not be exercised after the first to occur of the following events and shall in no event be exercisable after the tenth anniversary of the Grant Date:

(a)  If, prior to the date when the Option first becomes exercisable, Optionee’s employment terminates for any reason or if Optionee’s employment is terminated for Cause, Optionee’s right to exercise the Option shall terminate and all rights thereunder shall cease; or

(b)  If, on or after the date when the Option first becomes exercisable, Optionee’s employment terminates for any reason, Optionee, or the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution, shall have the right, within three months after termination of employment to exercise the Option to the extent that it was or became exercisable on the date of Optionee’s termination of employment, subject to any other limitation on the exercise of the Option in effect on the date of exercise.

ARTICLE IV

EXERCISE OF OPTION

4.1.    Person Eligible to Exercise.  During the lifetime of the Optionee, only the Optionee may exercise this Option or any portion thereof. After the death of the Optionee, any exercisable portion of this Option may, prior to the time when this Option becomes unexercisable under Section 3.3, be exercised by his or her personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

4.2.    Partial Exercise.  Any exercisable portion of this Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time (subject to any Company trading window limitations) prior to the time when this Option becomes unexercisable under Section 3.3 of this Agreement; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

4.3.    Manner of Exercise.  The exercise price for shares of Common Stock to be acquired upon exercise of this Option shall be paid in full in any manner permitted by the Plan.

4.4.    Conditions to Issuance of Stock.  The Company shall not be required to issue or deliver any stock purchased upon the exercise of this Option or portion thereof prior to fulfillment of all of the following conditions:

(a)    The obtaining of approval or other clearance from any state or federal governmental agency or Stock Exchange which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)    The receipt by the Company of such assurance of compliance with federal and state securities laws as it may deem necessary or advisable.

4.5.    Rights as Shareholder.  Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of this Option or any portion thereof unless and until a certificate or certificates representing such shares shall have been issued by the Company to the Optionee or a book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian.  The Company shall not be liable to the Optionee for damages relating to any delay in issuing shares or a stock certificate to Optionee, any loss of a certificate, or any mistakes or errors in the issuance of shares or a certificate to Optionee.

4.6.    Withholding.  To the extent applicable, the Company shall have the right to withhold from Optionee’s compensation or to require Optionee to remit sufficient funds to satisfy applicable withholding tax obligations upon the exercise of this Option. Subject to the limitations in Section 11.5 of the Plan, Optionee may, in order to fulfill the withholding obligation, make payment to the Company in any manner permitted under Section 11.5 of the Plan.  The Company shall not withhold from the exercise of this Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations and pay the exercise price of this Option.  The Company shall be authorized to take any such action as may be necessary, in the opinion of the Company’s counsel, to satisfy the Company’s obligations for payment of such taxes.

ARTICLE V

MISCELLANEOUS

5.1.    Option Not Transferable.  Neither this Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution, or transfers to which the Committee has given prior written consent subject to the conditions set forth in Section 11.3(a) of the Plan.

5.2.    Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him or her at the address stated in the Company’s employee records. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to the party. Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.2. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or when delivered personally to the Secretary or Optionee.

5.3.    Amendment.  This Agreement may be amended only as provided herein or in the Plan.

5.4.    Governing Law.  The laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.5    No Guarantee of Employment.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employment of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions of, if any, the Optionee’s employment agreement with the Company.

5.6    Plan Terms Control.  In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this

Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan permits such variations.

5.7    Clawback Policy.  This Agreement, the Option and any economic benefits recognized by Optionee in connection with the Option are subject to the Company’s Clawback Policy as provided in the Company’s Principles of Corporate Governance from time to time.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

ROCKWELL MEDICAL, INC.

By:
Name: Stuart Paul
Title: President & CEO

OPTIONEE:

[Name]